UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OFS Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OFS

OFS CAPITAL CORPORATION
222 WEST ADAMS STREET
SUITE 1850
CHICAGO, IL 60606

V95646-Z92884

Your **Vote** Counts!

OFS CAPITAL CORPORATION

2026 Special Meeting

Vote by June 9, 2026
11:59 PM ET

You invested in OFS CAPITAL CORPORATION and it's time to vote!

You are receiving this communication because you hold shares in OFS Capital Corporation. You have the right to vote on proposals being presented at the Special Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 10, 2026.**

Get informed before you vote

View the Notice of Special Meeting and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card.

If you plan to attend the Special Meeting and vote the shares of the Company's common stock in person, you will need to bring photo identification in order to be admitted to the Special Meeting.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 10, 2026
11:00 a.m., local time

222 West Adams Street
Suite 1850
Chicago, Illinois 60606

1. To authorize flexibility for the Company, with approval of its Board of Directors, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company's then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Special Meeting of Stockholders (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company's then outstanding common stock immediately prior to each such sale).	✔ **For**

NOTE: To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.